                                                                   EXHIBIT 10.30

      LEASE AGREEMENT made and entered into as of this 1st day of July, 2005, by and between David A. Yarom, whose mailing address is 46 Westland Drive, Glen Cove, NY 11542 (hereinafter referred to as "LESSOR"), and Nastech Pharmaceutical Company Inc., a Delaware Corporation with a place of business at 45 Davids Drive, Hauppauge, New York (hereinafter referred to as "LESSEE").

1.    LEASE.

      The LESSOR hereby leases to the LESSEE and the LESSEE hereby leases from the LESSOR, subject to the conditions hereinafter set forth, the building, known as 45 Davids Drive, Hauppauge, NY, together with the right of LESSEE, its employees and invitees to use entrances, parking areas, walkways, public and common areas and any other appurtenances to the Leased Property.

2.    LESSOR'S WARRANTIES.

      2.1 The LESSOR represents and warrants (which representations and warranties shall survive the execution of this Lease), that he is the sole Owner of the Leased Property; that he has the right to lease the herein premises to the Lessee.

      2.2 Neither the LESSOR nor its agents have made or make any representations or warranty with respect to the Leased Property except as expressly set forth herein.

      2.3   LESSOR represents premises are zoned light industrial.

      2.4 The LESSEE acknowledges that it has examined the Leased Property and that the Leased Property is accepted, as is, in its present condition and state of repair.

3.    TERM

      3.1 The Term of this lease shall be for five (5) years to commence on July 1, 2005 and to end on June 30, 2010, unless sooner terminated in accordance with the provisions of this lease, or otherwise. In the event that the commencement date of this Lease or any extension or renewal thereof falls on other than the first day of the month, then the LESSEE shall pay a pro-rated rent for said partial month, and the balance of the term of the lease shall be adjusted to run from the first day of the following month.

      Should the LESSEE hold over or remain in possession of the Leased Property after the expiration of this lease, or any renewal or extension thereof, without the LESSOR's consent, such holdover shall not be deemed or construed to be a renewal or an extension of this lease, but shall only operate to create a "month to month" tenancy which may be terminated by the LESSOR at the end of any calendar month upon 30 days prior written notice to the LESSEE. During any such month of the "month to month" tenancy, fixed, minimum base rent shall be payable at one and one-half times the rate as that in effect during the last month of the preceding term, and the provisions of this lease shall be applicable to such "month to month" or holdover tenancy.

4.    RENT

      4.1 The LESSEE agrees to pay to LESSOR's office at the address first hereinabove set forth, or at such other place as LESSOR may designate, in writing, the amount of the fixed minimum base rent, "fixed rent", in advance on the first day of each calendar month during the term of this Lease and any extension or renewal thereof or any month to month tenancy created hereunder, according to the annexed "Rent Schedule." LESSEE agrees to make such rental payments in full without any right to prior demand or set-off or deduction whatsoever, except as expressly provided herein.

      Any extension of time for payment of any installment of rent granted by the LESSOR shall not constitute a waiver of the LESSOR's right to have all other payments of rent made in a timely manner as herein specified. Time is of the essence with respect to each monthly installment of rent due hereunder, beyond any applicable grace periods hereunder.

      In the event LESSEE fails to pay the rent on or before the 10th day of the month in which same is due ("Grace Period"), the LESSEE shall pay the LESSOR as a "late charge", an additional sum equal to six (6%) percent of the rent remaining unpaid.

      4.2 It is intended that the " fixed rent" provided for in paragraph 4.1 hereof, shall be net of any cost, tax, imposition, expense, charge, abatement or setoff or other deduction whatsoever, with respect to the leasing operation, management, maintenance, repair, rebuilding, use or occupation of the Leased Property with respect to any interest of LESSOR therein except only as otherwise expressly provided in paragraph 7.6 of this lease. The LESSEE agrees to pay all such costs, impositions, expenses, charges with respect to the Leased Property as "Additional Rent" and indemnify the LESSOR against such costs, expenses and charges.

5.    SECURITY DEPOSIT

      The LESSEE shall deposit with the LESSOR, upon execution of this Lease, the sum of $18,000.00 (Eighteen Thousand Dollars) as security for the full and faithful performance by the LESSEE of all of the terms, covenants and conditions of this Lease upon the LESSEE's part to be performed. Said security deposit shall be returned to the LESSEE, with interest, within thirty (30) days after the time fixed as the expiration of the lease or any extension or renewal thereof herein, or any other permitted earlier termination provided the LESSEE has fully and faithfully carried out all of the said terms, covenants and conditions on LESSEE's part to be performed. In the event of a bonafide sale, subject to this lease, the LESSOR shall transfer the security to the vendee for the benefit of the LESSEE and the LESSOR shall be considered released by the LESSEE from all liability for the return of such security; and the LESSEE agrees to look to the new LESSOR solely for the return of the said security. The security deposited under this lease shall not be mortgaged, assigned or encumbered by the LESSEE without the prior, written consent of the LESSOR, nor shall it be used as or towards the final rental payments due hereunder.

6.    TAX ABATEMENTS

      The parties agree that the LESSEE shall receive the benefit of any decrease in taxes attributable to the premises due by reason of any business tax exemptions, if any, or the equivalent thereto, with respect to the Leased Property, applicable to the period beginning on the commencement date of the lease, but only for the period LESSEE is a tenant hereunder and only if LESSEE is not in default hereunder, beyond applicable periods of notice or grace.

7.    ADDITIONAL RENT

      7.1 The LESSEE shall pay as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, any sewer rents, water rates and water charges and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, which are assessed or imposed upon and attributable to the Leased Property or any part thereof or which become payable during the term of this lease. If any such payments are payable in more than one installment to the authority (i.e., real estate taxes), then LESSEE shall be entitled to make such payments in installments, as billed for same.

      7.2 The LESSEE shall also pay as additional rent, all charges for real-estate taxes, gas, water, sewer, electricity, , heat, garbage removal, and telephone and other communications and utilities services used, rendered or supplied upon or in connection with the Leased Property and the cost of repair, maintenance, replacement and reading of any meters measuring LESSEE's consumption thereof, and LESSEE shall indemnify the LESSOR against any liability or damages on such account. Other than as may be required by law, the LESSOR shall not be required to furnish to the LESSEE any facilities or services of any kind such as, but not limited to, water, steam heat, gas, hot water, garbage removal, electricity, light, power or any and all forms of communications, all costs for which remain LESSEE's responsibility.

      7.3 a All of the items in subsection 7.1 and 7.2 hereof shall be referred to as "Additional Rent" and shall be the responsibility of the LESSEE. If any of the impositions required to be paid pursuant to paragraphs 7.1 and 7.2 hereof are billed to LESSEE by the LESSOR directly, then such Additional Rent shall be paid to LESSOR within fifteen (15) days from the date of an itemized bill from LESSOR. Payments of Additional Rent made after said due date shall carry interest at the Chemical Bank or any successor bank thereto prime rate established at the time the monies are due, plus 2%.

      7.3 b. Anything herein to the contrary not withstanding, LESSOR shall supply LESSEE with all reasonable documentation to support its bill for additional rent if requested by the LESSEE.

      7.4 LESSOR represents that the premises are fully assessed for real estate taxes without exemption and have, to date, received no notice of any change in assessed valuation. All taxes or payments assessed prior to but payable in whole or in installments after the effective date of the lease and all taxes assessed during the term but payable in whole or in installments after the lease term shall be adjusted and pro-rated so that the LESSOR shall pay his pro-rata share of such taxes for the period prior to and following the lease term, and the LESSEE shall pay its pro-rate share of such taxes for the lease term.

      7.5 LESSEE, at its own cost and expense, may faithfully contest any impositions mentioned in paragraphs 7.1 and 7.2 hereof in any manner permitted by law, in LESSEE's name, and whenever necessary, in LESSOR's name. LESSOR will reasonably cooperate with LESSEE in such contest. Such contest may include appeals from any judgment, decrees or orders until a final determination is made by a court or governmental department or authority having final jurisdiction in the matter. However, notwithstanding such contest, LESSEE shall pay the contested imposition in the manner and on the dates due unless the imposing authority permits the withholding of payment pending outcome of such appeal or contest, without risk or jeopardy to LESSOR's property, and further provided that the LESSEE shall set up adequate reserves with respect to such payments and the LESSOR shall give his consent to such withholding, which consent shall not be unreasonably withheld. Any refund with respect to impositions paid by LESSEE shall be the property of the LESSEE. LESSEE shall arrange for and pay all costs associated with the contest any impositions mentioned in paragraphs 7.1 and 7.2.

      7.6 LESSEE shall not be obligated or required hereunder to pay any estate, excise, inheritance, succession, capital levy, mortgage or transfer tax of LESSOR, or any income, profit, franchise or revenue tax upon the income or receipts of LESSOR, or any other tax, assessment charge or levy upon the rent reserved under this lease, or any tax or other imposition, charge or levy (i) not commonly deemed to be either a real estate tax or ad valorem or similar personal property, ownership or use tax, and (ii) not arising solely from the ownership, occupation or operation of the demised premises, although the same may be or become a lien upon the real property or improvements thereon, nor shall LESSEE be obligated or required hereunder to pay interest, amortization or principal on any mortgage given by LESSOR covering or affecting the fee of the demised premises, or expenses of leasing or sale, nor LESSOR's depreciation expense.

      7.7 If during the term of this lease there shall be levied or assessed any imposition on rents or against the fixed annual rent or against LESSOR, or the Leased Property not in effect on the commencement date of the Lease Term, as a substitute in whole or in part of real estate taxes on land or buildings such imposition shall be included within those payable by LESSEE pursuant to paragraph 7.1 above.

      7.8 In the event the LESSEE fails to pay the Additional Rent or any part thereof when due, the LESSOR shall have all of the rights and remedies with respect thereto as the LESSOR has for the non-payment of the rent called for pursuant to paragraph 4.1 hereof, except for the penalty described in section 7.3.

8.    USE OF LEASED PROPERTY

      The LESSEE may use and occupy the Leased Property for fill and finish, design, manufacture and sale of its products, warehousing of inventory, light assembly, electronic component testing and general business and uses incidental to the aforementioned purposes, except that the LESSEE shall not use or occupy and/or permit the Leased Property or any part thereof to be used or occupied, for any unlawful business, use or purpose, nor for any business, use or purpose deemed disreputable , nor for any purpose other than as permitted above, which, in the reasonable judgment of the LESSOR, would reduce the value of the said premises, nor for any purpose or in any manner which is in violation of any present or future governmental laws or regulations. The LESSEE shall promptly, after discovery of any such unlawful, disreputable use take all necessary steps, legal and equitable, to compel the discontinuance of such use and to oust and remove any sublessees, occupants or other persons guilty of such unlawful or disreputable use. The LESSEE shall indemnify the LESSOR against all costs, expenses, liability losses, damages, injunctions, suits, fines, penalties, claims and demands including reasonable counsel fees arising out of any violation or default in these covenants. The LESSEE shall also not use or occupy or permit the Leased Property to be used or occupied or permit anything to be done in or on he Leased Property in a manner which will in any way violate any certificate of occupancy or building or zoning law affecting the Leased Property or which would make void or voidable any insurance then in force with respect thereto or which will cause or be likely to cause structural damage to the building or any part thereof or which will constitute a public or private nuisance. In the event that the LESSEE's hazardous or particular use of use of the premises increases the LESSOR's insurance premiums for the premises, the LESSEE shall pay the increase attributable thereto as additional rent.

9.    MAINTENANCE AND REPAIR

      The LESSEE shall not cause or permit any waste, damage or injury to the Leased Property and shall, at the expiration of this lease, return the Leased Property to the LESSOR in as good and safe order and condition as when received hereunder, reasonable wear and tear excepted. The LESSEE, at its sole expense, shall keep such Leased Property as now or hereafter constituted with all improvements made thereto and the HVAC, adjoining walks, curbs, walls, roof, parking areas, driveways and access roads used by LESSEE in good and safe condition, reasonable wear and tear excepted and shall make all repairs, replacements or renewals whether ordinary or extraordinary, seen or unforeseen, including all interior and exterior structural repairs. All repairs, fixtures and equipment shall be at least equal in quality and material and workmanship to that originally existing in the Leased Property. The LESSOR shall in no event be required to make any repair, alteration, or improvement to the Leased Property except repair necessitated due to LESSOR's misconduct. LESSEE shall be responsible for costs attribable to and arrange for the maintenance of the parking areas, loading docks, walkways, etc., and such maintenance shall include, but not be limited to, snow removal, landscaping, lawn care and resealing. LESSEE shall be responsible for costs attributable to and arrange for the maintenance of the parking areas, loading docks, walkways, etc., and such maintenance shall include, but not be limited to, snow removal, landscaping and lawn care, resealing and repaving, and all other maintenance. This provision shall not be deemed to require LESSEE to repair, restore or rebuild all or any part of the Leased Property in the event of casualty, destruction or condemnation as set forth in paragraph 12.

10.   IMPROVEMENTS

      No alteration, addition or improvement to the Leased Property shall be made by the LESSEE without the prior written consent of the LESSOR, which shall not be unreasonably withheld, and without LESSEE first obtaining any and all required permits therefor. At the time that the LESSOR provides written consent for proposed alterations, additions or improvements, LESSOR shall also indicate whether the LESSEE shall be required to remove said alterations, additions or improvements and restore those portions of the premises at lease end or earlier termination thereof. This requirement that LESSEE first obtain LESSOR's written consent for alterations, additions or improvements shall not apply to LESSEE's installation of machinery, equipment and fixtures used in the conduct of LESSEE's business (hereinafter referred to as LESSEE's "Trade Fixtures") except for equipment or machinery which may affect the structural integrity of the building. Any alteration, addition or improvement made by the LESSEE, after such consent shall have been given, and any fixtures installed as a part thereof (except LESSEE's Trade Fixtures, which shall be removed by LESSEE upon termination of this Lease), shall be deemed to be part of the premises and shall become the property of the LESSOR upon the termination or expiration of this Lease any renewal or extension thereof. No signs may be installed or affixed to the exterior of the Premises without LESSOR's prior written approval, which approval shall not be unreasonably withheld.

      Within 30 days of presentation of paid bills, LESSOR shall re-pay LESSEE for 50% of the cost incurred by LESSEE, up to a total of $24,000., of the following improvements to the premises:

1.    Upgrade lavatories/restrooms.

2.    Upgrade main building entrance including handicapped access.

3.    Upgrade the air conditioning system to improve heating/cooling.

      In no event shall LESSOR be liable or obligated to LESSEE for more than $24,000. All construction/alterations at the premises shall be performed in conformity with all applicable codes and laws. LESSOR reserves the right to inspect said repairs/alterations at reasonable times to confirm completion of work in bills presented under this article.

11.   COMPLIANCE WITH LAWS

      The LESSEE shall through the term of this lease, at its sole expense, promptly comply with all laws and regulations of all federal, state, municipal governments and appropriate departments, agencies, commissions, boards and offices thereof, and the orders and regulations of the National Board of Fire Underwriters or any other party, now or hereafter exercising similar functions which may be applicable to the business, use, operation or maintenance of the Leased Property by LESSEE. The LESSEE shall comply with the requirements of all policies of public liability, fire and all other types of insurance at any time in force with respect to the Leased Property. The LESSEE, at its sole expense, shall obtain all licenses and/or permits which may be required for the conduct of its business within the terms of this lease and for making of repairs, alterations, improvements or additions necessary for the particular business and in conformity with any health or building department requirements, and the LESSOR, where required, will join with the LESSEE in applying for all such permits or licenses. LESSEE shall promptly provide LESSOR with copies of all such permits and/or certificates of occupancy covering all such repairs, alterations, improvements or additions.

12.   INSURANCE AND RISK OF LOSS

      12.1 Except as set forth herein, no destruction or damage to any building or improvement on the Leased Property by fire, windstorm, or any other casualty, or a taking by condemnation or other governmental authority of less than 25% of the Leased Property, shall entitle LESSEE to surrender possession of the Leased Property, to terminate the Lease or to violate any of its provisions. In the event of a governmental taking of up to 25% of the building located upon the Leased Property, or up to 50% of the parking areas located on the Leased Property, or in the event of any damage to or destruction of the Leased Property by fire or other casualty, the LESSOR shall promptly restore and/or relocate the Leased Property as nearly as possible to its condition prior to such damage or destruction and shall use the net proceeds of any insurance or condemnation for that purpose only. In such case of government taking, and provided LESSEE's business cannot operate from said premises during the reconstruction or restoration of same, LESSOR shall pro-rate the rent and deduct therefrom the proportionate amount not able to be used up to the 25%. In the event of a government taking or condemnation of the building in excess of 25% thereof, or of the parking areas by more than 50%, this lease shall be terminated at the option of the LESSEE upon giving LESSOR thirty (30) days written notice from the date of such condemnation, and the LESSEE shall, upon vacating the Leased Premises, be released from further liability hereunder effective upon the date of taking. All insurance or condemnation proceeds resulting from a casualty claim shall be held by the LESSOR or the mortgagee(s) of the premises, and applied in payment of restoration and/or relocation of the Premises as such restoration relocation progresses. Such restoration, relocation, repair or replacement, rebuilding or alteration shall be commenced by LESSOR as soon as practicable, after receipt of insurance proceeds, unless such destruction or damage is of such magnitude that LESSOR or its mortgagee, in their sole discretion shall decide not to rebuild or restore, in which event LESSOR shall give LESSEE written notice of such intention, with ninety (90) days from the date of fire or casualty, and thereupon this Lease shall terminate with LESSEE being under no further obligation with respect to future payments under the term of the Lease. Unless LESSOR shall terminate as provided for herein, LESSOR shall make the repairs and restorations under the conditions hereof, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond LESSOR's control, but in any event, such Premises shall be substantially restored within twelve (12) months from the date of such casualty or loss. In the event the Premises are not substantially restored within said twelve (12) month period, then, within ten (10) days after the expiration of said period of time, LESSEE shall have the right to terminate this Lease, by written notice to the LESSOR, and LESSEE shall thereafter be under no further obligation hereunder with respect to Future Rents or obligations. LESSEE shall also have the right to terminate if, in its discretion, so much the premises is destroyed that it cannot operate its business or if the damage occurs during the last year of the lease term. After any such casualty, LESSEE shall cooperate with LESSOR's restoration by removing from the premises as promptly as possible, all of

LESSEE's moveable equipment, furniture and other property. Nothing contained herein shall relieve LESSEE from liability which may exist as a result of damage from fire or other casualty caused by its negligence, acts or omissions or those of its agents or invitees. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty to the extent that such insurance is in force and collectible. LESSEE acknowledges that LESSOR will not carry insurance on LESSEE's inventory, furniture and/or furnishings or any equipment, improvements or fixtures removeable by LESSEE and agrees that LESSOR will not be obligated to repair any damage thereto or replace the same. LESSEE hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

      12.2 During the term of this lease, or any renewal thereof, LESSEE shall at its own cost and expense provide and keep in force the following insurance:

            12.2.1 Comprehensive public liability insurance for the mutual benefit of LESSOR, and LESSEE against claims for bodily injury, death or property damage occurring in or about the Leased Property (including, without limitation, bodily injury, death or property damage resulting directly or indirectly from or in connection with any change, alteration, improvement or repair thereof), with limits of not less than $2,000,000.00 for bodily injury or death and property damage, which insurance may be carried under a so-called "blanket" or "umbrella" policy;

            12.2.2 Such other insurance, in such amounts that may from time to time be reasonably requested by LESSOR, LESSOR's mortgagee or any governmental authority, against other insurable hazards which at the time are reasonably available and commonly insured against in the case of premises or buildings similarly situated, with due regard to the height and the type of the premises, its constructions, use and occupancy including, but not limited to, boiler insurance and machinery insurance.

            12.2.3 Insurance covering the Premises for the mutual benefit of LESSOR, LESSEE, and any mortgagees hereunder, against loss or damage by fire and lightning and such other risks as are customarily including in extended coverage endorsements attached to fire insurance policies covering property similar to such premises in an amount equal to $1,000,000 (excluding foundations and excavation costs and LESSEE's contents).

      12.3 All insurance to be provided and kept in force by LESSEE under the provisions hereof shall include as additional insureds, the LESSOR, LESSEE and any named mortgagee hereunder as their respective interests may appear.

      12.4 All policies required herein to be obtained by LESSEE and certificates thereof shall be delivered to LESSOR at or before the commencement of the term hereof and shall be taken with responsible companies satisfactory to LESSOR and authorized to do business in the State of New York. All policies shall be for a period of not less than one (1) year and shall contain a provision whereby the same cannot be cancelled unless LESSOR is given at least thirty (30) days written notice of such cancellation. Such policies shall also contain waivers of subrogation in favor of the LESSOR. LESSEE shall procure and pay for renewals of such insurance from time to time and LESSEE shall promptly deliver to LESSOR certificates thereof at least fifteen(15) days before the expiration thereof, providing for fire and extended coverage and certificates for liability coverage prior to the expiration thereof.

      12.5 LESSEE hereby released LESSOR, its agents and assignees from any and all liability or responsibility to it or anyone claiming through or under it by way of subrogation or otherwise, for any loss or damage to property or business, including loss or damage to LESSEE's goods or property, or to the Leased Property from fire, lightning, water, or any of the extended coverage casualties, whether or not insured unless caused by the willfull misconduct of LESSOR.

13.   ASSIGNMENT/SUBLETTING

      13.1 The LESSEE may not sublet or assign the Leased Property for any portion of the remainder of the term of this lease, or any extension or renewal thereof, without the prior written consent of the LESSOR which consent LESSOR agrees shall not be unreasonably withheld. However, LESSOR may set such conditions as he reasonably deems appropriate to such consent, including but not limited to, the right of the LESSOR and any mortgagees hereunder to approve the form of assignment/sublease, the financial condition of the assignee/sublessee, the type of business or occupation of the sublessee or assignee which shall not be, disreputable, illegal and that the LESSEE shall remain primarily liable for the payment of the rent and Additional Rent herein and for the performance of all of the other terms of this lease required to be performed by the LESSEE. LESSEE shall give LESSOR written notice of its desire to so sublease or assign, which notice shall be accompanied by a copy of the proposed Sublease or assignment. The consent by LESSOR to any assignment or subletting shall not be construed in any way to relieve LESSEE from obtaining the express consent in writing of LESSOR to any further assignment or subletting. Consent shall not be required for an assignment or subletting by the LESSEE to a corporation which owns, is owned by, or is under common control of LESSEE, whether such ownership or control is immediate or through ownership or control of other Corporations, or to a corporate successor of LESSEE, whether by merger, acquisition or stock purchase. For purposes of the foregoing sentence, in order to establish ownership or common control, each order to establish ownership or common control, each Corporation in the chain of ownership or control must own at least 50% of the voting securities of its immediate subsidiary in such chain of ownership or control. Notwithstanding such consent, LESSEE shall not be relieved from liability under the lease, and further, such subletting or assignment shall comply with the remaining prerequisites listed above.

      13.2 In the event that the LESSOR consents to any assignment or subletting of the Leased Premises by the LESSEE, the LESSOR may impose a condition upon said consent that LESSEE thereafter to pay to LESSOR a sum equal to 50% (i) subtenant or assignee which is in excess of the fixed annual rent and Additional Rent and other amounts then being paid by LESSEE to LESSOR pursuant to the terms of this Lease, and (ii) any other profit or gain realized by LESSEE directly as a result of any such assignment or subletting (in computing any profit to be paid LESSOR hereunder there shall be deducted all reasonable expenses incurred by LESSEE in connection with the assignment or particular subletting, including any reasonable attorneys fees or customary brokerage commissions paid to an unaffiliated broker or agent). Nothing contained in this paragraph shall require LESSEE to pay to LESSOR any profit or gain realized by LESSEE from any such assignment or subletting until LESSEE has actually received payment thereof by such assignee or subtenant.

      13.3 Notwithstanding any of the above, following LESSEE's written notice of a proposed assignment or Sub-Lease as provided in Section 13.1, of more than 75% of the Leased Property, LESSOR shall have the sole option, in its discretion, in lieu of granting or accepting any assignment or sublease, to terminate the Lease hereunder. This right of LESSOR to terminate pursuant to this section shall not apply to an Sub-Lease or assignment not requiring LESSOR's prior consent.

14    COVENANT OF QUIET ENJOYMENT

      The LESSEE, upon paying the rent and all Additional Rent and other charges herein provided for and performing all of the other terms of this lease on its part to be performed shall quietly have and enjoy the Leased Property, during the term of this lease or any renewal thereof without hinderance or molestation.

15.   RIGHT OF ENTRY

      The LESSOR or its agents shall have the right to enter the Leased Property at all reasonable times upon reasonable notice (except in emergencies) in order to examine it, and to show it to mortgagees, or prospective lessees (within the last six (6) months of the term) or to make such repairs, alterations, improvements or additions as necessary to keep the Premises in proper order and repair. The LESSOR shall be allowed to take all material into or upon the Leased Property that may be required therefor without the same constituting an eviction of the LESSEE in whole or in part. Neither the rent nor the Additional Rent shall abate while repairs, alterations, improvements or additions are being made, whether by reason of loss or interruption of the business of the LESSEE. or otherwise. LESSOR shall not unreasonably delay in making repairs/alterations referred to in this paragraph. During the six months prior to the expiration of this Lease, LESSOR may list the Leased Property with a broker or real estate agent for the purpose of reletting the Leased Property and may post "To Let" or other appropriate signs on the property. If required by law, rule or regulation, the LESSOR shall have the right at any time without effecting an actual or constructive eviction and without incurring any liability to the LESSEE therefor to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, driveways, stairs, toilets or other public parts of the building (and if LESSOR undertakes same, shall complete same with reasonable diligence) and to change the name, number or designation by which the building is commonly known. If at any time during the term of this lease the Leased Property or any part thereof shall be abandoned for more than 10 consecutive days by the LESSEE, the LESSOR may at its option enter into the Leased Property by force or otherwise, without being liable to the LESSEE for damages for any payment of any kind whatsoever (unless damage to the Premises caused by the gross negligence of the LESSOR) and may in its uncontrolled discretion, as an agent of the LESSEE, relet the Leased Property or any part thereof for the whole or any part of the then unexpired term and for the purposes of such reletting, LESSOR may make necessary alterations and modifications of the Leased Property and may receive and collect all rent payable by virtue of such reletting. If the LESSOR shall, because of non-payment of rent, the Additional Rent or other breach of condition or covenants or agreement on the part of the LESSEE, re-enter and repossess the Leased Property pursuant to the conditions and limitations contained therein by summary proceeding or otherwise, the LESSOR may, at its option, hold the LESSEE liable for the difference between the rent and other charges that would have been payable hereunder during the remainder of the leased term, as if this lease had contained in full force and the net rent for such period realized by the LESSOR by means of reletting to any party or parties on such terms and conditions as any in the uncontrolled discretion of the LESSOR be provided and the LESSEE shall pay monthly in advance at such periods at the rent hereunder would have fallen due, if this lease continued, the difference between the original amount of each monthly payment as herein provided plus such sums, if any, due from the LESSEE as Additional Rent and the net proceeds of reletting after deducting expenses of every nature and description incurred by the LESSOR, including commissions and the reasonable cost of all alterations and modifications to the Leased Property made in reletting same.

16    SURRENDER OF LEASED PROPERTY

      The LESSEE shall on the last day of the term, or upon the sooner termination of the lease, any extension or renewal thereof, peacefully and quietly surrender the Leased Property to the LESSOR, broom clean, in as good condition or repair as at the commencemyn of the term, with normal wear and tear thereof excepted. The LESSEE shall remove all improvements and replacements which are LESSEE's property and, if such removal damages the Leased Property, LESSEE shall repair and restore the Leased Property in conformity with this paragraph.

17    SELF-HELP

      LESSEE convenants and agrees that if it shall at any time fail to make any payments or perform any act which the LESSEE is obligated to make or perform under this lease within fifteen (15) days after LESSEE's time to make any such payment or perform any act has expired including applicable periods of notice or grace then the LESSOR may, but shall not be obligated so to do, and without waiving, or releasing the LESSEE from any obligations of the LESSEE in this lease contained, make any payment or perform any act which the LESSEE is obligated to perform under this lease, in such manner and to such extent as shall be necessary, and in exercising any such rights, reasonably pay necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. Notwithstanding the foregoing, LESSOR may make any such payment or perform any such act before LESSEE's time to do so as provided herein has expired if the same is necessary to protect the structural integrity of the building or as required by law, governmental authority, LESSOR's mortgagee, insurance company or rating company, and charge to LESSEE the incidental costs and expenses in connection with the performance of any such act by LESSOR, shall be deemed Additional Rent hereunder and, except as otherwise in this lease expressly provided, shall be payable to LESSOR on demand or at the option of the LESSOR may be added to any rent then due or thereafter becoming due under this lease, and LESSEE covenants to pay any such sum or sums with interest as aforesaid and LESSOR shall have (in addition to any other right or remedies of LESSOR), the same rights and remedies in the event of the non-payment thereof by LESSEE as in the case of default by LESSEE in the payment of rent.

18    DEFAULT

      18.1 The occurrence of any of the following shall constitute an event of default:

            (a) Delinquency in the payment of any rent or Additional Rent payable under this lease after (5) days notice from LESSOR beyond any applicable grace period.

            (b) Delinquency or failure by the LESSEE in the performance of or compliance with any of the conditions contained in this lease other than those referred to in the foregoing subparagraph (a), for a period of fifteen (15) days after written notice by LESSOR of such occurrence, unless said delinquency or failure is not capable of being cured wtihin said period of time, but LESSEE commences curing within fifteen (15) days and diligently works towards completing such cure which, in any event, must be completed withnt sixty (60) days.

            (c) Filing by the LESSEE in any court pursuant to any statute, either of the United States or any state, of a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of the LESSEE's property, or an assignment by the LESSEE for the benefit of creditors.

            (d) Filing against the LESSEE in any court pursuant to any statute, either of the United States or of any state, of a petition in bankruptcy or insolvency, or for reorganization, or for appointment of a receiver or trustee of all or a portion of the LESSEE's property, if within sixty (60) days after the commencement of any such proceedings against the LESSEE such petition shall not have been dismissed or discharged.

            (e) If LESSEE shall assign, record, mortgage or encumber this lease or sublet the whole or any part of the Leased Property, otherwise than as expressly permitted hereunder.

            (f) If LESSEE shall abandon the Leased Property for more than 10 consecutive days or fail to keep the premises occupied to the extent necessary to maintain fire insurance coverage. The LESSEE shall not be deemed to have abandoned the Premises if LESSEE continues to make payments of rent when due and Additional Rent required under the Lease.

            (g) If any execution, attachment or levy shall be issued against LESSEE or a substantial portion of LESSEE's property which is not dismissed, discharged, stayed or bonded within thirty (30) days after issuance, or where the premises shall be, or attempted to be, taken or occupied by someone other than LESSEE (except where permitted by assignment or sublease).

            (h) If a petition or a proceeding is filed or commenced by or against LESSEE for its dissolution of liquidation, or if its property is taken by any governmental authority in connection with a dissolution or liquidation, and if filed or commenced against LESSEE, the same is not dismissed within thirty (30) days.

            (i) If LESSEE shall dissolve or if it shall sell or liquidate substantially all of its assets Except as permitted pursuant section 13.1 herein.

      18.2 Upon the occurrence of an event of default, the LESSOR at any time thereafter may give written notice to the LESSEE specifying such event of default and stating that this lease shall expire on the date specified in such notice, which shall be at least ten (10) days after the giving of such notice, and upon the date specified in such notice this lease and all rights of the LESSEE hereunder shall terminate. LESSEE hereby waives any and all rights of redemption under the laws of the State of New York.

      18.3 Upon the termination of this lease pursuant to paragraph 18.2 of this article the LESSEE shall peacefully surrender the Leased Property to the LESSOR, and the LESSOR, upon or at any time after any such termination, may without further notice re-enter the Leased Property and repossess it as permitted by summary proceedings, ejectment or otherwise, and may dispossess the LESSEE and remove the LESSEE and all other persons and property from the Leased Property and may have, hold and enjoy the Leased Property and the right to receive all rental income therefrom.

      18.4 At any time after any such termination, the LESSOR may relet the Leased Property or any part thereof, in the name of the LESSOR or otherwise, for such term (which may be greater or less than the period which would otherwise have constituted the balance of the term of this lease, or the renewal term, if any) and on such conditions (which may include concessions or free rent) as the LESSOR, in its discretion, may determine, and may collect and receive the rent therefor. The LESSOR shall in no way be responsible or liable for any failure to relet the Leased Property or any part thereof, or for any failure to collect any rent due upon such reletting.

      18.5 No such termination of this lease shall relieve the LESSEE of its liability and obligations under this lease, and such liability and obligations shall survive any such termination. In the event of any such termination, whether or not the Leased Property or any part thereof shall have been relet, the LESSEE shall pay to the LESSOR the rent and Additional Rent required to be paid by the LESSEE up to the time of such termination, and thereafter the LESSEE, until the end of what would have been the term of this lease in the absence of such termination, shall be liable to the LESSOR for, and shall pay to the LESSOR, as and for liquidated and agreed current damages for the LESSEE's default:

            (a) the equivalent of the full amount of the rent and Additional Rent which would be payable under this lease by the LESSEE if this lease were still in effect, less:

            (b) the net proceeds of any reletting effected pursuant to the provisions of paragraph 18.4 of this article, after deducting all the LESSOR's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, reasonable alteration costs and expenses of preparation for such reletting.

      18.6 The LESSEE shall pay such current damages, herein called deficiency, to the LESSOR monthly on the days on which the rent and Additional Rent would have been payable under this lease if this lease were still in effect, and the LESSOR shall be entitled to recover from the LESSEE each monthly deficiency as such deficiency shall arise, or obtain a judgment (which is hereby consented to) for the full amount due or to become due as per paragraph (a) above, giving credit, from time to time in the nature or a partial satisfaction piece, for the items in sub-paragraph (b) above, which, if previously collected from LESSEE, shall be remitted and returned to LESSEE, as collected.

      18.7 In case suit shall be brought for recovery of possession of the Leased Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of any breach of any other covenant herein contained on the part of the LESSEE to be kept or performed, LESSEE shall pay to LESSOR all expenses incurred therefor, including reasonable attorneys fees, All said monies, including legal fees, shall be deemed to be Additional Rent herein.

19    CUMULATIVE REMEDIES, WAIVER ORAL CHANGE

      19.1 Every term, condition, agreement or provision contained in this lease shall be deemed to be also a covenant.

      19.2 The specified remedies to which the LESSOR may resort under the terms of this lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which LESSOR may be lawfully entitled in case of any breach by LESSEE of any provision of this lease. This provision, however, shall not be deemed a waiver of LESSEE's right to insist upon an election of remedies by LESSOR where otherwise required by law.

      19.3 The failure of LESSOR to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, conditions, provision, agreement or option. A receipt and acceptance by LESSOR of performance of anything required by this lease to be performed, with the knowledge of the breach of any term, covenant, provision or agreement of this lease, shall not be deemed a waiver of such breach, nor shall any such acceptance of rent in a lesser amount than herein provided for (regardless of any endorsement of any check, or any statement in any letter accompanying any payment of rent) operate or be construed either as an accord and satisfaction or in any manner other than as payment on account of the earliest rent then unpaid by LESSEE, and no waiver by LESSEE of any term, covenant, conditions, provision or agreement of this lease shall be deemed to have been made unless expressed in writing and signed by LESSOR.

      19.4 In addition to the other remedies in this lease provided, LESSOR shall be entitled to obtain an injunction against any violation or attempted to threatened violation, of any of the terms, covenants, conditions, provisions or agreements of this lease.

      19.5 This lease may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought or by his agent.

20    ESTOPPEL CERTIFICATE

      LESSEE agrees, at any time and from time to time, upon not less than ten
(10) days prior request by the LESSOR to execute, acknowledge and deliver a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modification), and the dates to which the rent and other charges have been paid in advance, and if there are any defaults or rent abatements or offsets claimed, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by the LESSOR, any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the Leased Premises.

21    SUBORDINATION

      This lease is and shall be subject and subordinated to the lien of any mortgage or mortgages on or affecting the Leased Premises, or any part thereof, at the date hereof, and to any mortgage or mortgages hereafter made affecting the Leased Premises, and to all renewals, modifications, consolidations, replacements or extensions thereof, irrespective of the time of recording such mortgage provided, however, that the Mortgagee agrees not to disturb LESSEE's occupancy so long as LESSEE performs its obligations under this Lease. The provisions of this subordination shall be self-operative, but in confirmation of this subordination LESSEE shall, at LESSOR's, or mortgagee's request, execute and deliver such further instruments as may be reasonably desired by the holders of said mortgages, if any, and LESSEE hereby appoints LESSOR its irrevocable attorney-in-fact to execute and deliver any such instruments for LESSEE.

22    SHORT FORM LEASE

      The LESSEE will at any time at the request of LESSOR, execute duplicate originals of an instrument in recordable form which will constitute a short form or memorandum of lease, setting forth a description of the Leased Property, the term of lease and oother portions hereof except the rent provisions, that LESSOR may reasonably request, provided same expressly states that it is subject to, and is not in any respect a modificationof, this Lease Agreement.

23    SECURITY INTEREST

      LESSEE acknowledges that a security interest has been granted by the LESSOR on certain monies due or to become due under this Lease. The original counterpart of the Lease shall be marked "Secured Party's Original" and all other counterparts thereof shall be marked "Duplicate" and no security interest can be created except by possession of the original counterpart.

24    LIMITATION OF LIABILITY

      LESSOR shall be under no personal liability with respect to any of the provisions of this lease, and if it is in breach or default with respect to its obligations or otherwise, under this lease, LESSEE shall look solely to the equity of LESSOR in the Leased Property including the proceeds and profits therefrom for the satisfaction of LESSEE's remedies. It is expressly understood and agreed that LESSOR's liability under the terms, covenants, warranties and obligations of this lease shall in no event exceed the amount of its equity in the Leased Property.

25    ENCUMBRANCES

      The LESSEE shall not cause any of the Leased Property to be encumbered with any lien, mortgage, security or any other encumbrances during the term of this lease or any renewal thereof, nor shall the LESSEE have the right to mortgage its interest in this lease. The LESSOR, however, shall have the absolute right to mortgage the Leased Property without notice to the LESSEE and the LESSEE agrees to subordinate this lease or any renewal thereof to the lien of any mortgage or mortgages on or affecting the Leased Property or any part thereof, in accordance with paragraph 21 hereof.

26    BROKERS

      LESSEE hereby represents that no broker was dealt with in connection with the lease and agrees to indemnify the LESSOR against any and all claims for a brokerage commission by any person or entity claiming to have dealt with LESSEE.

27    NOTICES

      All notices to be given hereunder shall be in writing, personally delivered or deposited in the United States mail, certified or registered, with postage prepaid, and addressed, to the party at the address on page 1 hereof or such other address as designated in writing by a party hereto. Notices shall be deemed given when so personally delivered or when deposited in the United States mail as above provided, with a copy, if to LESSOR to:

              Mason & Mason, PC
              Law Offices
              394 Old Country Rd.
              Garden City, NY   11530
              ATTN: Michael Mason, Esq.
              Phone:(516) 739-3090
              Fax: (516) 739-3077

If to LESSEE:

              PRYOR CASHMAN SHERMAN & FLYNN
              410 PARK AVE
              NEW YORK NY 10022
              Attn: Eliezer Hecht, Esq.
              (212) 421-4100

              With a Copy to :
              Gregory L. Weaver
              Chief Financial Officer
              3450 Monte Villa Parkway
              Bothell, WA 98021-8906
              (425)908-3615

28    CAPTIONS

      The paragraph captions are for convenience only and shall not limit or be deemed to construe or interpret the terms and provisions hereof.

29.   APPLICABLE LAW

      This lease and any dispute arising hereunder shall be construed and enforced in accordance with the laws of the State of New York.

30    SUCCESSORS

      Subject to the provisions of paragraph 13 hereof, this lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

31.   ENTIRE AGREEMENT

      This instrument constitutes the entire agreement between the parties hereto and there are no verbal or collateral understandings, agreements, representations, or warranties not expressly set forth herein.

32.   Original Lease

      Lessor and Lessee are parties to a lease for the Leased Premises dated April 23, 1995 (the "Original Lease"). The parties hereby agree that, upon the the effective date of this Lease, the Original Lease shall terminate in its entirety and be of no further force and effect.

33.   Tenant Early Termination Right

      Anything herein to the contrary notwithstanding, provided the Lessee is not in default under any term, covenant or condition of this lease, including but not limited to the obligation to pay rent, at any time after the expiration of the third year from the commencement date of this lease, Lessee shall have the right to terminate the Lease upon six
(6) months written notice to Lessor (the "Termination Period"). At the end of the Termination Period, Lessee shall vacate the Lease Premises and this Lease shall terminate and be of no further force and effect, as though the end of the Termination Period was the original expiration date of the Lease.

34.   RESTORATION AT LEASE END

      At the expiration of this lease, or sooner termination hereof, LESSEE shall remove those alterations, additions or improvements, and restore those portions of the premises, as required in Article 10 herein. LESSEE shall also remove those alterations, additions or improvements WHICH WERE INSTALLED AFTER THE DATE OF THIS LEASE, and restore those portions of the premises, for which consent was required under this lease, but not obtained.

ATTEST:

David A. Yarom, LESSOR

By /s/ David A. Yarom
   ------------------
      DAVID A. YAROM

Dated: March 25, 2005

ATTEST:

Nastech Pharmaceutical Company Inc.

BY: /s/ Gregory L. Weaver
   ----------------------

Dated: March 16, 2005

DAVID A. YAROM.
                                      with
                       NASTECH PHARMACUTICAL COMPANY INC.

                                  RENT SCHEDULE

a) $83,400.00 base rent for the period July 1, 2005 through June 30, 2006, payable in advance on the first day of each calendar month in equal monthly installments of $6,950.00 each.

b) $87,600.00 base rent for the period July 1, 2006 through June 30, 2007, payable in advance on the first day of each calendar month in equal monthly installments of $7,300.00 each.

c) $92,000.00 base rent for the period July 1, 2007 through June 30, 2008, payable in advance on the first day of each calendar month in equal monthly installments of $7,666.67 each.

d) $96,600.00 base rent for the period July 1, 2008 through June 30, 2009, payable in advance on the first day of each calendar month in equal monthly installments of $8,050.00 each.

e) $101,400.00 base rent for the period June 1, 2009 through June 30, 2010, payable in advance on the first day of each calendar month in equal monthly installments of $8,450.00 each.